UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

August 27, 2019

Date of Report (Date of earliest event reported)

BB&T Corporation

(Exact name of registrant as specified in its charter)

Commission file number: 1-10853

North Carolina	56-0939887
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

200 West Second Street Winston-Salem, North Carolina	27101
(Address of principal executive offices)	(Zip Code)

(336) 733-2000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Common Stock, $5 par value	BBT	New York Stock Exchange

Depositary Shares each representing 1/1,000th interest in a share of Series D Non-Cumulative Perpetual Preferred Stock	BBT PrD	New York Stock Exchange

Depositary Shares each representing 1/1,000th interest in a share of Series E Non-Cumulative Perpetual Preferred Stock	BBT PrE	New York Stock Exchange

Depositary Shares each representing 1/1,000th interest in a share of Series F Non-Cumulative Perpetual Preferred Stock	BBT PrF	New York Stock Exchange

Depositary Shares each representing 1/1,000th interest in a share of Series G Non-Cumulative Perpetual Preferred Stock	BBT PrG	New York Stock Exchange

Depositary Shares each representing 1/1,000th interest in a share of Series H Non-Cumulative Perpetual Preferred Stock	BBT PrH	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.	Other Events

As previously announced, on February 7, 2019, BB&T Corporation (“BB&T”) and SunTrust Banks, Inc. (“SunTrust”) entered into an agreement and plan of merger, which was amended on June 14, 2019 (as so amended, the “Merger Agreement”). Pursuant to the Merger Agreement, SunTrust will merge with and into BB&T (the “Merger”), with BB&T as the surviving entity in the Merger, as described in the Current Reports on Form 8-K filed by BB&T on February 13, 2019 and June 14, 2019, respectively. The Merger is expected to close late in the third or fourth quarter of 2019, subject to satisfaction of customary closing conditions, including receipt of the remaining regulatory approvals.

This Current Report on Form 8-K is being filed to incorporate certain historical unaudited financial statements of SunTrust and certain pro forma financial information of BB&T into one or more registration statements filed or to be filed by BB&T. The historical unaudited consolidated balance sheet of SunTrust as of June 30, 2019, and the related consolidated statements of income, comprehensive income, shareholders’ equity and cash flows for the six months ended June 30, 2019 and 2018, and the related notes thereto, are attached hereto as Exhibit 99.1 and incorporated herein by reference. The unaudited pro forma condensed combined balance sheet as of June 30, 2019, giving effect to the Merger as if it had been completed on June 30, 2019, and unaudited pro forma condensed combined statement of income for the six months ended June 30, 2019 and the year ended December 31, 2018, giving effect to the Merger as if it had been completed on January 1, 2018, and related notes thereto, are attached hereto as Exhibit 99.2 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits.

Exhibit No.	Description	Location
99.1

Historical unaudited consolidated balance sheet of SunTrust as of June 30 2019, and the related consolidated statements of income, comprehensive income, shareholders’ equity and cash flows for the six months ended June 30, 2019 and 2018, and the related notes thereto.

Filed herewith
99.2

Unaudited pro forma condensed combined balance sheet as of June 30, 2019, giving effect to the Merger as if it had been completed on June 30, 2019, and unaudited pro forma condensed combined statement of income for the six months ended June 30, 2019 and the year ended December 31, 2018, giving effect to the Merger as if it had been completed on January 1, 2018, and related notes thereto.

Filed herewith
101.INS	XBRL Instance Document - the instance document does not appear in the interactive data file because its XBRL tags are embedded within the inline XBRL document.
101.SCH	XBRL Taxonomy Extension Schema.
101.CAL	XBRL Taxonomy Extension Calculation Linkbase.
101.LAB	XBRL Taxonomy Extension Label Linkbase.
101.PRE	XBRL Taxonomy Extension Presentation Linkbase.
101.DEF	XBRL Taxonomy Definition Linkbase.
104	Cover Page Interactive Data File (formatted as inline XBRL with applicable taxonomy extension information contained in Exhibits 101).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BB&T CORPORATION
(Registrant)

By:	/s/ Cynthia B. Powell
Cynthia B. Powell
Executive Vice President and Corporate Controller (Principal Accounting Officer)

Date: August 27, 2019